UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2021

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 5, 2021, Golub Capital BDC, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 167,259,511 shares of common stock outstanding on the record date, December 14, 2020. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect two Class II directors of the Company who will each serve for a three-year term expiring at the 2024 annual meeting of stockholders of the Company or until his successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstain	Broker Non-Vote
John T. Baily	51,377,711	25,509,205	2,650,705	37,879,439
Kenneth F. Bernstein	51,368,310	25,517,692	2,651,619	37,879,439

Proposal 2. To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2021.

Votes for	Votes Against	Abstain
116,936,152	291,151	189,757

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: February 9, 2021	By: /s/ Ross. A Teune
Name: Ross A. Teune
Title: Chief Financial Officer